UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 15, 2011

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

GigOptix, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on November 15, 2011. 19,434,785 shares appeared at the Annual Meeting, representing 90.3% of the 21,513,745 shares of common stock outstanding on the record date of September 27, 2011. At the Annual Meeting, the stockholders of the Company elected Dr. Avi Katz and Frank W. Schneider to the Board of Directors as the Class III directors. They will both serve until the 2014 annual meeting or until their successors are duly elected and qualified.

Nominee	Votes For	Withholds	Broker Non-Votes
Dr. Avi Katz	9,066,406	2,070,955	8,297,424
Frank W. Schneider	9,916,653	1,220,708	8,297,424

In addition, the following proposals were voted on and approved at the Annual Meeting:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to approve the amendment and restatement of the 2008 Equity Incentive Plan (the “Plan”), including an increase in the number of shares of common stock reserved for issuance under the Plan by 3,000,000 shares from 9,833,679 to 12,833,679	8,202,467	2,877,781	57,113	8,297,424
Proposal to approve and ratify an amendment of the Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split of the outstanding common stock in the range of one-for-three to one-for-five without further approval of the stockholders, upon a determination by the Board of Directors that such a reverse stock split is in the best interests of the Company and the stockholders	14,423,794	4,989,749	21,242	0
Proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011	18,244,969	1,150,476	39,340	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
	Name:	Dr. Avi Katz
	Title:	Chief Executive Officer

Date: November 16, 2011

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